For Immediate Release

Collegiate Pacific Reports First Quarter Earnings

GAAP Basic earnings per share of $.25 and GAAP diluted earnings per share of $.22

Pro Forma Basic earnings per share of $.31 and Pro Forma diluted earnings per share of $.26

Dallas, Texas – November 14, 2005 — Collegiate Pacific Inc. (AMEX – BOO) today reported its results for the first fiscal quarter of 2006 ended September 30, 2005.

Commenting on the quarter, Michael J. Blumenfeld, Chairman and CEO of Collegiate Pacific stated: “We are pleased to report these results for the quarter. On an operating basis, all of our internal expectations were achieved. Our operating profit reached $5.5 million generating record net income of $2.5 million. The quarter included substantial non-cash and cash acquisition charges that are discussed below. We completed several operating platform-building projects to support a revenue base that has gone from $39 million for fiscal 2004 to a projected $230 million for fiscal 2006. The investments we have made in our infrastructure, new product designs and introduction, expansion of manufacturing and distribution facilities and the hiring and training of new salesmen lay the foundation to achieve the type of operating leverage commensurate with our revenue increases.”

Operating Highlights for the Quarter

* Revenues increase 136% to $65.3 Million

* Operating Profits rises 60% to $5.5 Million

* Organic Sales Growth Up13%

“The increase in our weighted average share count for the first fiscal quarter of 2006 to 14.1 million shares from 10.4 million shares in the same period last fiscal year is a byproduct of imposing the “if converted method” required by Financial Accounting Standard 128 (“FAS 128”) as it relates to our outstanding convertible senior subordinated notes due 2009. On an annual basis, this method of accounting would be recognized only when our annual net income exceeds $6 million. However, we are required by FAS128 to recognize the higher weighted average share count for this current fiscal quarter regardless of our projected annual net income for all of fiscal 2006. Based on our quarterly projections, the fiscal quarter ended September 30, 2005, is the only quarter in fiscal 2006 that triggers this required increase in the weighted average share count we must use to report our quarterly earnings per share for the three months ended September 30, 2005. Looking ahead, if our net income in any future quarterly period of fiscal 2006 were to exceed $1.7 million, the company would be required by FAS 128 to utilize the “if converted method” to calculate its reported diluted earnings per share for the quarter. Giving the effect of the calculation of the weighted average shares outstanding in this first quarter of fiscal 2006, the company believes it will be required by FAS 128 to calculate its diluted earnings per share for the fiscal year ending June 30, 2006, using approximately 11.5 million shares outstanding, which assumes the company does not issue any additional shares in connection with any future acquisition activities.”

Sport Supply Group Results

Commenting on the quarterly results of Sport Supply Group, Michael J. Blumenfeld stated, “ With some initial input from Collegiate Pacific and a lot of hard work, Sport Supply Group reported a strong quarter for the three months ended September 30. Before approximately $1.2 million in acquisition related charges for an increase in the fair market value of acquired inventories and intangibles, Sport Supply generated a solid 7% revenue growth to $25 million and 100% increase in operating income — $2.1million verses $1.1 million compared to last year same period. We look forward to a continuing positive performance from Sport Supply.”

Pro-Forma Adjusted Presentation

Collegiate Pacific is providing actual results and forecast guidance on a financial basis in accordance with U.S. generally accepted accounting principles (“GAAP”), and on a pro forma adjusted basis (“Pro Forma Adjusted”) that excludes the impact of certain non-cash expenses and specific acquisition or financing related expenses in the amount of approximately $852 thousand for the amortization of purchased intangibles resulting from Collegiate Pacific’s acquisition activities and amortization expense associated with the increase in fair market values of the inventories of acquired companies. The impact of these charges primarily reduces reported gross margins and increases expenses in a specific reporting period. Pro Forma diluted earnings per share, before these charges, was $0.26 per share.” See Table B below for a further explanation of the “Pro Forma Adjusted” presentation.

Commenting on the Quarter and future periods, Adam Blumenfeld, President, stated: “We are very pleased with the strength of the quarter and particular progress in certain metrics we track. Consolidated operating margins for the company are on target and are the result of new pricing and cost of goods improvements in our Dixie, OTS, Kessler and Salkeld (DOKS) team dealers and at Sport Supply Group, Inc. (“SSG”). We believe that our gross margins will show improvement in the coming periods as the results of these efforts are realized. Our acquired team dealers continue to successfully promote Collegiate Pacific’s proprietary equipment to their customer base, generating incremental sales and gross profit dollars for the company. We will continue to focus on this cross-selling synergy as we integrate the catalog and team dealer efforts in the DOKS territories. The DOKS sales force is now composed of approximately 175 sales professionals in 22 states across the USA. We continue to review opportunities to add to the geographic reach of this sales force and to provide new, innovative products up through the base of this vertical sales platform.”

“We are in our infancy of realizing synergistic opportunities with SSG. However, as we have previously indicated, we see substantial potential benefits for Collegiate Pacific and SSG alike as we implement this long-term, operating program. A number of joint initiatives have been put in place since July 1, 2005, and we look forward to fully realizing their economic benefits, which we expect to occur later in fiscal 2006 and more dramatically in fiscal 2007.”

“Looking ahead, we remind investors of the shift in seasonality that accompanies our 53% ownership of SSG and a general shift in the seasonality of our business. The second fiscal quarter ending December 31, 2005, is projected to be the seasonal low-point for the company. We see Q2 as a near break-even quarter on a GAAP basis given this seasonality change. The Q3 and Q4 periods, which are historically slower for the DOKS road salesmen, are the seasonal strong points for our CP, Tomark and SSG catalogs.”

“For FY06, and giving the impact to the 10% increase in the annual weighted average share calculations and the increase in non cash charges mentioned above, we see GAAP diluted earnings per share of approximately $0.40 — $0.50 on consolidated revenues of approximately $230 million. During this evolutionary process where annual revenues are expected to grow from $107 million to $230 million, quarterly comparisons to previous periods may not offer meaningful comparisons as revenues, expenses and order backlogs could shift between reporting periods.”

Securities and Exchange Commission (SEC) Comments

As previously disclosed by the company in its most recent annual report on form 10-KSB and previous quarterly reports on Form 10-QSB, since February 2005, the company has received and responded to several comment letters from the Staff of the Securities and Exchange Commission’s Division of Corporation Finance. The SEC comments were initiated in conjunction with the SEC’s review of the company’s Registration Statement on Form S-3, which was filed by the company on January 24, 2005, as required by the terms of a registration rights agreement the company entered into with the purchasers of its convertible senior subordinated notes due 2009. At this time, we remain in discussions with the SEC regarding several comments that remain unresolved. The unresolved comments primarily relate to the valuation and amortization expense associated with acquired intangibles and inventories resulting from Collegiate Pacific’s acquisition activities since January 2004.

These matters are subject to interpretation and the SEC review process is not complete. As a result, the ultimate resolution of these comments is uncertain. Resolution of any of these comments may involve the restatement of previously filed financial statements. Based on current estimates, the Company believes any such required restatement could decrease its previously reported earnings per share for both fiscal 2004 (ended June 30, 2004) and fiscal 2005 (ended June 30, 2005) by approximately $0.02 — $0.03 per share. The Company is working toward a final resolution of these matters and will provide an update when these matters are resolved.

Quarterly Report on Form 10-Q

Due to, among other things, the additional filing and other related requirements of applicable regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) now that Collegiate Pacific is for the first quarterly period in its existence no longer a Small Business Issuer, as such term is defined in the Exchange Act, Collegiate Pacific will be delaying the filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005, as permitted by the rules of the Exchange Act. Collegiate Pacific’s Quarterly Report on Form 10-Q will be filed within five calendar days of this press release.

Investor Conference Call

Collegiate Pacific will host a conference call today, at 8:00 AM Central Time, to discuss the Quarter and future plans. The call may be accessed by dialing 866-270-6057 and using participant code 78634004. A replay of the call will be available for 30 days by calling 888-286-8010 and entering passcode 42335762.

About Collegiate Pacific

Collegiate Pacific is the nation’s fastest growing manufacturer and supplier of sports equipment primarily to the institutional and team dealer markets. The Company offers more than 4,500 products to 300,000 prospective and existing customers. The Company distributes approximately 1.5 million catalogs annually and employs approximately 170 professional road salesmen.

Safe Harbor Statement

This news release includes forward-looking statements. Collegiate Pacific cautions that these statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including but not limited to Collegiate Pacific’s ability to successfully execute its acquisition plans and growth strategy, integration of acquired businesses, weather conditions, global economic conditions, product demand, financial market performance, and other risks described in Collegiate Pacific’s most recent annual report on form 10-KSB, previous quarterly reports on Form 10-QSB, and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. Collegiate Pacific cautions that the foregoing list of important factors is not exclusive, any forward-looking statements included in this news release is made as of the date of this news release, and Collegiate Pacific does not undertake to update any forward-looking statement.

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2005	2005
ASSETS	(Unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$8,021,097	$40,325,716
Accounts receivable, net of allowance for doubtful accounts of $1,541,074 and $1,042,496, respectively	41,157,951	18,131,753
Inventories	31,778,630	17,446,556
Current portion of deferred taxes	750,078	741,209
Prepaid income taxes	—	498,336
Prepaid expenses and other current assets	2,819,398	601,439

Total current assets	84,527,154	77,745,009
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $1,570,932 and $1,294,135, respectively	10,359,848	1,501,096
DEFERRED DEBT ISSUANCE COSTS, net of accumulated amortization of $563,730 and $392,932, respectively	2,846,629	3,017,427
INTANGIBLE ASSETS, net of accumulated amortization of $1,011,153 and $815,498, respectively	10,298,111	2,198,417
GOODWILL	37,202,035	24,192,455
OTHER ASSETS, net	642,235	409,068

Total assets	$145,876,012	$109,063,472

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$20,360,805	$9,782,479
Accrued liabilities	5,770,911	1,724,783
Dividends payable	255,744	255,144
Accrued interest	1,012,847	250,000
Current portion of long-term debt	273,667	329,867
Income taxes payable	1,135,115	—

Total current liabilities	28,809,089	12,342,273
DEFERRED TAX LIABILITY	621,548	779,529
LONG-TERM DEBT	53,888,001	50,448,153
MINORITY INTEREST IN SUBSIDIARY	14,032,999	—

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 1,000,000 shares authorized; no shares issued	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized;
10,268,228 and 10,196,780 shares issued and
10,128,954 and 10,110,754 shares outstanding, respectively	102,682	102,058
Additional paid-in capital	42,676,567	41,911,008
Retained earnings	6,402,577	4,137,902
Treasury stock at cost, 86,026 shares	(657,451)	(657,451)

Total stockholders’ equity	48,524,375	45,493,517

Total liabilities and stockholders’ equity	$145,876,012	$109,063,472

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	September 30
	2005	2004
Net sales	$65,274,896	$27,710,288
Cost of sales	44,244,541	18,317,237

Gross profit	21,030,355	9,393,051
Selling, general and administrative expenses	_5,541,592	,958,814

Operating profit	5,488,763	3,434,237

Other income (expense):
Interest income	46,222	15,445
Interest expense	(998,861)	(6,856)
Other income	24,649	_ 49,379

Total other income (expense)	—(927,990)	57,968

Income before minority interest in net income of consolidated subsidiary and income taxes	4,560,773	3,492,205
Minority interest in net income of consolidated subsidiary	425,642	_ --

Income before incomes taxes	4,135,131	3,492,205
Income tax provision	1,614,711	1,420,330

Net income	$2,520,420	$2,071,875

Weighted average number of shares outstanding:
Basic	10,124,387	9,908,227

Diluted	14,068,662	10,102,793

Net income per share common stock – basic	$0.25	$0.21

Net income per share common stock – diluted	$0.22	$0.21

Table A
Collegiate Pacific Inc. Reconciliation of Diluted Shares and Earnings Per Share
(unaudited)
	Quarter ended September 30
	2005	2004
Weighted average shares outstanding – basic (a)	10,124,387	9,908,227
Assumed conversion of subordinated convertible debentures	3,412,969	—
Dilutive impact of stock options	531,306	194,566

Weighted average shares outstanding — fully diluted (b)	14,068,662	10,102,793

Net income for the period ended September 30, (c)	$2,520,420	$2,071,875
Add: Interest component on assumed conversion of subordinated debentures, net of taxes	562,054	—

Net income, adjusted for the period ended September 30, (d)	$3,082,474	$2,071,875

Basic earnings per share (c)/(a)	$0.25	$0.21

Fully diluted earnings per share (d)/(b)	$0.22	$0.21

Table B
Collegiate Pacific Inc. Reconciliation of GAAP actual results to Pro Forma Adjusted Results
(unaudited)
	Quarter ended September 30,

	2005	2004

Operating Profit Reconciliation

GAAP Operating Profit (a)	$5,488,763	$3,434,237
Add: Amortization of acquired intangibles and amortization of increase in fair value of inventories of acquired companies (b)	851,875	82,000

Pro Forma Adjusted Operating Profit	$6,340,638	$3,516,237

Net Income Reconciliation

GAAP Net Income (a)	$2,520,420	$2,071,875
Add: Amortization of acquired intangibles and amortization of increase in fair value of inventories of acquired companies, net of taxes (b)	519,644	48,708
Amortization of capitalized debt cost, net of taxes (c)	104,186	—

Pro Forma Adjusted Net Income	$3,144,250	$2,120,583

GAAP Weighted average shares outstanding — basic	10,124,387	9,908,227
Pro Forma Weighted average shares outstanding — basic	10,124,387	9,908,227
GAAP Weighted average shares outstanding — Fully Diluted	14,068,662	10,102,793
Pro Forma Weighted average shares outstanding — Fully Diluted	14,068,662	10,102,793
GAAP Basic earnings per share	$0.25	$0.21
Pro Forma Basic earnings per share	$0.31	$0.21
GAAP Fully diluted earnings per share	$0.22	$0.21
Pro Forma Fully diluted earnings per share	$0.26	$0.21
Footnotes for Tables B
(a) Amounts represent Collegiate Pacific’s results of operations for the periods presented in accordance with U.S. generally accepted accounted principles.
(b) Adjustment represents the non-cash amortization expense associated with acquired intangible assets and the non-cash amortization expense associated with the increase to fair market value of acquired inventories, resulting from
Collegiate Pacific’s acquisition activities
(c) Adjustment represents non-cash amortization expense of capitalized debt costs associated with Collegiate Pacific’s convertible subordinated debentures due
2009. These capitalized costs are amortized over the life of the related debt.

Use of Pro Forma Adjusted Financial Information

To supplement the results presented in accordance with U.S. generally accepted accounting principles (GAAP), for the three months ended September 30, 2005 and 2004, Collegiate Pacific also used Pro Forma Adjusted measures of operating profit, net income and earnings per share, which are adjusted from the GAAP-based results to exclude certain non-cash costs and expenses. These adjustments are not in accordance with, or an alternative for, GAAP. These adjustments are provided to enhance an overall understanding of Collegiate Pacific’s financial performance for the three months ended September 30, 2005 and are indicators management uses for planning and forecasting future periods.

In fiscal 2005 and 2004, the excluded items include certain non-cash costs and expenses associated with Collegiate Pacific’s acquisition activities because Collegiate Pacific’s management does not believe these non-cash expenses are indicative of Collegiate Pacific’s core business. Even though such items have recurred in the past and may recur in future periods, they are driven by events such as acquisitions that are not directly related to Collegiate Pacific’s ongoing core business operations. Collegiate Pacific will continue to exclude such items in its Pro Forma Adjusted results. These financial measures are not to be considered in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

Collegiate Pacific’s management believes the Pro forma Adjusted financial measures for fiscal 2005 and 2004, although not indicative of future performance, are useful for comparison against Collegiate Pacific’s historical and future operations.

Contact:

Collegiate Pacific Inc., Dallas

Adam Blumenfeld/Michael Blumenfeld, 972-243-8100

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